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As filed with the Securities and Exchange Commission on May 13, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LATTICE SEMICONDUCTOR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-0835214 (I.R.S. Employer Identification Number)

5555 N.E. Moore Court
Hillsboro, Oregon 97124-6421
(503) 268-8000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Stephen A. Skaggs
Chief Financial Officer
Lattice Semiconductor Corporation
5555 N.E. Moore Court
Hillsboro, Oregon 97124-6421
(503) 268-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
John A. Fore, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share, issuable upon exercise of warrants to purchase shares of Common Stock	95,563 shares	$24.64	$2,354,672.32	$216.63

(1)
The proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(g) under the Securities Act of 1933, as amended, under which rule the per share price is estimated by reference to the exercise price of the securities, which exercise price is $24.64.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2002

PRELIMINARY PROSPECTUS

95,563 SHARES

LATTICE SEMICONDUCTOR CORPORATION

COMMON STOCK

        This prospectus relates to 95,563 shares of common stock, $0.01 par value, of Lattice Semiconductor Corporation that are issuable upon exercise of a warrant granted to Bain & Company, Inc., the selling stockholder identified in this prospectus. The selling stockholder is offering all of the shares to be sold in the offering. Lattice will not receive any of the proceeds from the offering.

        Lattice Semiconductor Corporation's Common Stock is traded on the Nasdaq National Market under the symbol "LSCC." On May 9, 2002, the last reported sale price for the Common Stock on the Nasdaq National Market was $11.57 per share.

        Investing in the common stock involves risks. See "Risk Factors" beginning on page 3 to read about risk factors you should consider before buying our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2002.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

A downturn in the communications equipment or computing end markets will cause a reduction in demand for our products and limit our ability to maintain or increase our revenue and profit levels.

        A significant portion of our revenue is derived from customers in the communications equipment and computing end markets. A downturn in the overall global economy or in the economies of the countries where we derive significant revenue could lead to a contraction of capital spending on information technology. This in turn could lead to a reduction in the demand for communications or computing equipment and for our products. Due to a deterioration in overall economic conditions and a significant reduction in information technology capital spending, the communications and computing end markets declined in 2001 when compared to prior years. These conditions continued through the first quarter of 2002. In addition, the abrupt transition from an environment of rapid growth to the current environment in these end equipment markets has resulted in an excess of component inventory within our end customers.

        At present and in the future when these or other similar conditions exist, there is likely to be an adverse effect on our operating results.

The cyclical nature of the semiconductor industry may limit our ability to maintain or increase revenue and profit levels during future industry downturns.

        The semiconductor industry is highly cyclical, to a greater extent than other less dynamic or less technology-driven industries. Our financial performance has periodically been negatively affected by past downturns in the semiconductor industry. Factors that have contributed to these downturns include:

  •
  the cyclical nature of the demand for the products of semiconductor customers;

  •
  general reductions in inventory levels by customers;

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  excess production capacity; and

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  accelerated declines in average selling prices.

Beginning in 2001, the semiconductor industry experienced a significant downturn. At present and in the future when these or other similar conditions exist, there is likely to be an adverse effect on our operating results.

We may experience unexpected difficulties integrating the FPGA business we recently purchased from Agere.

        On January 18, 2002, we acquired the FPGA business of Agere Systems and are currently in the process of integrating this business with our operations. If our integration is unsuccessful, more difficult or more time consuming than originally planned, we may incur unexpected disruptions to our ongoing business. These disruptions could harm our operating results. Further, the following specific factors may adversely affect our ability to integrate the FPGA business of Agere:

  •
  we may experience unexpected losses of key employees or customers;

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  we may not achieve expected levels of revenue growth, cost reduction and profitability improvement;

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  we may not be able to coordinate our new product and process development in a way which permits us to bring future new products to the market in a timely manner;

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  we may experience unexpected costs and discover unexpected liabilities; and

  •
  we may experience difficulties or delays in conforming the standards, processes, procedures and controls of our two businesses.

        In addition, as part of our acquisition, we entered into agreements with Agere Systems to obtain certain manufacturing, intellectual property and transition support and services. In the event that Agere fails to provide this support and service, or provides such support and service at a level of quality and timeliness inconsistent with the historical delivery of such support and service, our ability to integrate the FPGA business will be hampered and our operating results may be harmed.

We may be unsuccessful in defining, developing or selling new products required to maintain or expand our business.

        As a semiconductor company, we operate in a dynamic environment marked by rapid product obsolescence. Our future success depends on our ability to introduce new or improved products that meet customer needs while achieving acceptable margins. If we fail to introduce these new products in a timely manner or these products fail to achieve market acceptance, our operating results would be harmed.

        The introduction of new products in a dynamic market environment presents significant business challenges. Product development commitments and expenditures must be made well in advance of product sales. The success of a new product depends on accurate forecasts of long-term market demand and future technology developments.

        Our future revenue growth is dependent on market acceptance of our new product families and the continued market acceptance of our software development tools. The success of these products is dependent on a variety of specific technical factors including:

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  successful product definition;

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  timely and efficient completion of product design;

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  timely and efficient implementation of wafer manufacturing and assembly processes;

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  product performance; and

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  the quality and reliability of the product.

        If, due to these or other factors, our new products do not achieve market acceptance, our operating results would be harmed.

Our products may not be competitive if we are unsuccessful in migrating our manufacturing processes to more advanced technologies or alternative fabrication facilities.

        To develop new products and maintain the competitiveness of existing products, we need to migrate to more advanced wafer manufacturing processes that use larger wafer sizes and smaller device geometries. We also may need to use additional foundries. Because we depend upon foundries to provide their facilities and support for our process technology development, we may experience delays in the availability of advanced wafer manufacturing process technologies at existing or new wafer fabrication facilities. As a result, volume production of our advanced process technologies at the new fabs of Seiko Epson, UMC or future foundries may not be achieved. This could harm our operating results.

        In late 2001, UMC informed us that as part of an overall capacity rationalization they were planning to close certain of their fabrication facilities. We were developing an advanced wafer manufacturing process at one of the UMC fabs that has been closed. With UMC's support, we have transferred this process to alternative UMC fabs. However, transfer of a manufacturing process is a technically demanding and time intensive challenge. As a result, our new product introduction schedules have been delayed. This could harm our operating results.

Our marketable securities, which we hold for strategic reasons, are subject to equity price risk and their value may fluctuate.

        Currently we hold substantial equity in UMC Corporation, which we acquired as part of a strategic investment to obtain certain manufacturing rights. The market price and valuation of these equity shares has fluctuated widely due to market and other conditions over which we have little control. During the year ended December 31, 2001, we recorded a $152.8 million pre-tax impairment loss related to this investment. In the future, UMC shares may continue to experience significant price volatility. We have not attempted to reduce or eliminate this equity price risk through hedging or similar techniques and hence substantial, sustained changes in the market price of UMC shares could impact our financial results. To the extent that the market value of our UMC shares experiences further deterioration for an extended period of time, our net income could be reduced.

Our future quarterly operating results may fluctuate and therefore may fail to meet expectations.

        Our quarterly operating results have fluctuated and may continue to fluctuate. Consequently, our operating results may fail to meet the expectations of analysts and investors. As a result of industry conditions and the following specific factors, our quarterly operating results are more likely to fluctuate and are more difficult to predict than a typical non-technology company of our size and maturity:

  •
  general economic conditions in the countries where we sell our products;

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  conditions within the end markets into which we sell our products;

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  the cyclical nature of demand for our customers' products;

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  excessive inventory accumulation by our end customers;

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  the timing of our and our competitors' new product introductions;

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  product obsolescence;

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  the scheduling, rescheduling and cancellation of large orders by our customers;

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  our ability to develop new process technologies and achieve volume production at the new fabs of Seiko Epson, UMC or at other foundries;

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  changes in manufacturing yields;

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  adverse movements in exchange rates, interest rates or tax rates; and

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  the availability of adequate supply commitments from our wafer foundries and assembly and test subcontractors.

        As a result of these factors, our past financial results are not necessarily a good predictor of our future results.

Our stock price may continue to experience large short-term fluctuations.

        In recent years, the price of our common stock has fluctuated greatly. These price fluctuations have been rapid and severe and have left investors little time to react. The price of our common stock may continue to fluctuate greatly in the future due to a variety of company specific factors, including:

  •
  quarter-to-quarter variations in our operating results;

  •
  shortfalls in revenue or earnings from levels expected by securities analysts; and

  •
  announcements of technological innovations or new products by other companies.

Our wafer supply may be interrupted or reduced, which may result in a shortage of finished products available for sale.

        We do not manufacture finished silicon wafers. Currently, our silicon wafers are manufactured by Seiko Epson in Japan, UMC in Taiwan, Chartered Semiconductor in Singapore, Agere Systems and AMD in the United States. If Seiko Epson, through its U.S. affiliate Epson Electronics America, UMC or Chartered significantly interrupts or reduces our wafer supply, our operating results could be harmed.

        In the past, we have experienced delays in obtaining wafers and in securing supply commitments from our foundries. At present, we anticipate that our supply commitments are adequate. However, these existing supply commitments may not be sufficient for us to satisfy customer demand in future periods. Additionally, notwithstanding our supply commitments we may still have difficulty in obtaining wafer deliveries consistent with the supply commitments. We negotiate wafer prices and supply commitments from our suppliers on at least an annual basis. If any of Seiko Epson, Epson Electronics America, UMC or Chartered were to reduce its supply commitment or increase its wafer prices, and we cannot find alternative sources of wafer supply, our operating results could be harmed.

        Many other factors that could disrupt our wafer supply are beyond our control. Since worldwide manufacturing capacity for silicon wafers is limited and inelastic, we could be harmed by significant industry-wide increases in overall wafer demand or interruptions in wafer supply. Additionally, a future disruption of Seiko Epson's, UMC's or Chartered's foundry operations as a result of a fire, earthquake or other natural disaster could disrupt our wafer supply and could harm our operating results.

If our foundry partners experience quality or yield problems, we may face a shortage of finished products available for sale.

        We depend on our foundries to deliver reliable silicon wafers with acceptable yields in a timely manner. As is common in our industry, we have experienced wafer yield problems and delivery delays. If our foundries are unable to produce silicon wafers that meet our specifications, with acceptable yields, for a prolonged period, our operating results could be harmed.

        The majority of our revenue is derived from products based on a specialized silicon wafer manufacturing process technology called E2CMOS. The reliable manufacture of high performance E2CMOS semiconductor wafers is a complicated and technically demanding process requiring:

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  a high degree of technical skill;

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  state-of-the-art equipment;

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  the absence of defects in the masks used to print circuits on a wafer;

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  the elimination of minute impurities and errors in each step of the fabrication process; and

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  effective cooperation between the wafer supplier and the circuit designer.

        As a result, our foundries may experience difficulties in achieving acceptable quality and yield levels when manufacturing our silicon wafers.

If our assembly and test subcontractors experience quality or yield problems, we may face a shortage of finished products available for sale.

        We rely on subcontractors to assemble and test our devices with acceptable quality and yield levels. As is common in our industry, we have experienced quality and yield problems in the past. If we experience prolonged quality or yield problems in the future, our operating results could be harmed.

        The majority of our revenue is derived from semiconductor devices assembled in advanced packages. The assembly of advanced packages is a complex process requiring:

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  a high degree of technical skill;

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  state-of-the-art equipment;

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  the absence of defects in lead frames used to attach semiconductor devices to the package;

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  the elimination of raw material impurities and errors in each step of the process; and

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  effective cooperation between the assembly subcontractor and the device manufacturer.

        As a result, our subcontractors may experience difficulties in achieving acceptable quality and yield levels when assembling and testing our semiconductor devices.

Deterioration of conditions in Asia may disrupt our existing supply arrangements and result in a shortage of finished products available for sale.

        All three of our major silicon wafer suppliers operate fabs located in Asia. Our finished silicon wafers are assembled and tested by independent subcontractors located in China, Malaysia, the Philippines, Singapore, South Korea, Taiwan and Thailand. A prolonged interruption in our supply from any of these subcontractors could harm our operating results.

        Economic, financial, social and political conditions in Asia have historically been volatile. Financial difficulties, governmental actions or restrictions, prolonged work stoppages or any other difficulties experienced by our suppliers may disrupt our supply and could harm our operating results.

        Our wafer purchases from Seiko Epson are denominated in Japanese yen. The value of the dollar with respect to the yen fluctuates. Substantial deterioration of dollar-yen exchange rates could harm our operating results.

Export sales account for a substantial portion of our revenues and may decline in the future due to economic and governmental uncertainties.

        Our export sales are affected by unique risks frequently associated with foreign economies including:

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  changes in local economic conditions;

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  exchange rate volatility;

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  governmental controls and trade restrictions;

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  export license requirements and restrictions on the export of technology;

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  political instability or terrorism;

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  changes in tax rates, tariffs or freight rates;

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  interruptions in air transportation; and

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  difficulties in staffing and managing foreign sales offices.

        For example, our export sales have historically been affected by regional economic crises. Significant changes in the economic climate in the foreign countries where we derive our export sales could harm our operating results.

We may not be able to successfully compete in the highly competitive semiconductor industry.

        The semiconductor industry is intensely competitive and many of our direct and indirect competitors have substantially greater financial, technological, manufacturing, marketing and sales resources. If we are unable to compete successfully in this environment, our future results will be adversely affected.

        The current level of competition in the programmable logic market is high and may increase as our market expands. We currently compete directly with companies that have licensed our products and technology or have developed similar products. We also compete indirectly with numerous semiconductor companies that offer products and solutions based on alternative technologies. These direct and indirect competitors are established multinational semiconductor companies as well as emerging companies. We also may experience significant competition from foreign companies in the future.

We may fail to retain or attract the specialized technical and management personnel required to successfully operate our business.

        To a greater degree than most non-technology companies or larger technology companies, our future success depends on our ability to attract and retain highly qualified technical and management personnel. As a mid-sized company, we are particularly dependent on a relatively small group of key employees. Competition for skilled technical and management employees is intense within our industry. As a result, we may not be able to retain our existing key technical and management personnel. In addition, we may not be able to attract additional qualified employees in the future. If we are unable to retain existing key employees or are unable to hire new qualified employees, our operating results could be adversely affected.

If we are unable to adequately protect our intellectual property rights, our financial results and competitive position may suffer.

        Our success depends in part on our proprietary technology. However, we may fail to adequately protect this technology. As a result, we may lose our competitive position or face significant expense to protect or enforce our intellectual property rights.

        We intend to continue to protect our proprietary technology through patents, copyrights and trade secrets. Despite this intention, we may not be successful in achieving adequate protection. Claims allowed on any of our patents may not be sufficiently broad to protect our technology. Patents issued to us also may be challenged, invalidated or circumvented. Finally, our competitors may develop similar technology independently.

        Companies in the semiconductor industry vigorously pursue their intellectual property rights. If we become involved in protracted intellectual property disputes or litigation we may utilize substantial financial and management resources, which could have an adverse effect on our operating results.

        We may also be subject to future intellectual property claims or judgments. If these were to occur, we may not be able to obtain a license on favorable terms or without our operating results being adversely affected.

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE
THEY ARE INHERENTLY UNCERTAIN

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. We use words or phrases such as "anticipate," "estimate," "plans," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases to identify forward-looking statements.

        Forward-looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. Among the key factors that could cause our actual results to differ materially from the forward-looking statements are:

  •
  delay in product or technology development;

  •
  change in economic conditions of the various markets we serve;

  •
  lack of market acceptance or demand for our new products;

  •
  dependencies on silicon wafer suppliers and semiconductor assemblers;

  •
  the impact of competitive products and pricing;

  •
  opportunities or acquisitions that we pursue; and

  •
  the availability and terms of financing.

        You should not unduly rely on forward-looking statements because our actual results could materially differ from those expressed in any forward-looking statements made by us. Further, any forward-looking statement applies only as of the date on which it is made. We are not required to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        The proceeds received by us upon exercise of the warrant held by the selling stockholder will be used for general working capital purposes. The selling stockholder will receive all of the proceeds from the shares to be sold in this offering.

DETERMINATION OF OFFERING PRICE

        The offering price of the common stock being registered is based on the price the selling stockholder must pay to exercise the warrant.

PRICE RANGE OF COMMON STOCK

        The following table sets forth the range of high and low sale prices of our common stock for the indicated periods, as reported by the Nasdaq National Market, adjusted to reflect the two-for-one stock split effected in October 2000. On May 9, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $11.57 per share. As of May 9, 2002, we had approximately 443 stockholders of record.

	Low	High
Fiscal year ended December 31, 2000
First Quarter	20.438	41.313
Second Quarter	22.783	41.688
Third Quarter	23.000	40.000
Fourth Quarter	15.000	29.625
Fiscal year ended December 31, 2001
First Quarter	16.750	27.250
Second Quarter	15.875	27.650
Third Quarter	14.040	25.850
Fourth Quarter	14.360	22.650
Fiscal year ending December 31, 2002
First Quarter	17.060	24.140
Second Quarter (through May 9, 2002)	10.510	18.490

DIVIDEND POLICY

        We have never declared or paid cash dividends on our common stock. Our Board of Directors currently intends to retain all earnings for use in our business. Therefore, we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

PLAN OF DISTRIBUTION

        The selling stockholder may sell all or a portion of the shares from time to time on the Nasdaq National Market for its own account at prices prevailing in the public market at the times of such sales. The selling stockholder may also make private sales directly or through one or more brokers. These brokers may act as agents or as principals. The selling stockholder will pay all sales commissions and similar expenses related to the sale of the shares. We will pay all expenses related to the registration of the shares.

        The selling stockholder and any broker executing selling orders on behalf of the selling stockholder may be considered an "underwriter" under the Securities Act. As a result, commissions received by a broker may be treated as underwriting commissions under the Securities Act. Any broker-dealer participating as an agent in that kind of transaction may receive commissions from the selling stockholder and from any purchaser of shares.

OFFICES AND PLACE OF INCORPORATION

        Lattice was incorporated in Oregon in 1983 and reincorporated in Delaware in 1985. Our principal executive offices are located at 5555 N.E. Moore Court, Hillsboro, Oregon 97124-6421, and our telephone number at that location is (503) 268-8000.

VALIDITY OF COMMON STOCK

        The validity of the issuance of the common stock in this offering will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Larry W. Sonsini, one of our directors, is Chairman and Chief Executive Officer of Wilson Sonsini Goodrich & Rosati. Mr. Sonsini beneficially owned 94,860 shares of our common stock at May 6, 2002, including 85,500 shares subject to options exercisable within 60 days of that date.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC, in accordance with the Securities and Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC's World Wide Web site http://www.sec.gov.

        The Commission allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

  •
  Our annual report on Form 10-K for the year ended December 31, 2001, filed on March 26, 2002;

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  Our proxy statement for our 2002 Annual Meeting of Stockholders, filed on April 4, 2002;

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  Our current report on Form 8-K, filed on February 4, 2002, as amended on April 2, 2002;

  •
  Our current report on Form 10-Q for the quarter ended March 30, 2002, filed on May 10, 2002;

  •
  The description of our common stock contained in our registration statement on Form 8-A, filed on September 27, 1989, including any amendments or reports filed for the purpose of updating such description; and

  •
  All of our filings pursuant to the Securities Exchange Act of 1934 made after the date of the original filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

  Investor Relations Department
  Lattice Semiconductor Corporation
  5555 N.E. Moore Court
  Hillsboro, Oregon 97124-6421
  (503) 268-8000

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date on the front of this document.

 95,563 Shares

 Lattice Semiconductor Corporation

 Common Stock

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee	$216.63
Fees and expenses of counsel	8,000.00
Fees and expenses of accountants	3,500.00
Blue sky fees and expenses	1,500.00
Miscellaneous	783.37

Total	$14,000.00

        Except for the Securities and Exchange Commission (the "Commission") registration fee, all of the foregoing expenses have been estimated. All of the above expenses will be paid by Lattice.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our Certificate of Incorporation (the "Certificate") limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for their conduct as a director. Lattice's Bylaws provide that Lattice shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law.

        Section 145 of the Delaware General Corporation Law ("Delaware Law") provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

        Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Certificate have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions and agreements, the Registrant has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

Exhibit Number	Description
4.1	Warrant to Purchase Shares of Common Stock dated May 1, 2001.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-3 of this Form S-3).

ITEM 17. UNDERTAKINGS.

        (a)  The Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on May 13, 2002.

LATTICE SEMICONDUCTOR CORPORATION
By:	/s/ Cyrus Y. Tsui
Name:	Cyrus Y. Tsui
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Cyrus Y. Tsui Cyrus Y. Tsui	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	May 13, 2002
/s/ Steven A. Laub Steven A. Laub	President and Director	May 13, 2002
/s/ Stephen A. Skaggs Stephen A. Skaggs	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary	May 13, 2002
/s/ Mark O. Hatfield Mark O. Hatfield	Director	May 13, 2002
/s/ Daniel S. Hauer Daniel S. Hauer	Director	May 13, 2002
/s/ Harry Merlo Harry Merlo	Director	May 13, 2002
Soo Boon Koh	Director
/s/ Larry W. Sonsini Larry W. Sonsini	Director	May 13, 2002

LATTICE SEMICONDUCTOR CORPORATION
REGISTRATION STATEMENT ON FORM S-3
INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Warrant to Purchase Shares of Common Stock dated May 1, 2001.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-3 of this Form S-3).

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TABLE OF CONTENTS
RISK FACTORS
YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
PRICE RANGE OF COMMON STOCK
DIVIDEND POLICY
PLAN OF DISTRIBUTION
OFFICES AND PLACE OF INCORPORATION
VALIDITY OF COMMON STOCK
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS